Nicor Inc.
Birdsall, Inc. Retirement Savings Plan
Form 11-K
Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-107375 of Nicor Inc. on Form S-8 of our report dated June 15, 2011, relating to the financial statements and supplemental schedule of Birdsall, Inc. Retirement Savings Plan, appearing in this Annual Report on Form 11-K of Birdsall, Inc. Retirement Savings Plan for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Chicago, Illinois
June 15, 2011